UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2021

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas 77024	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On October 6, 2021, Group 1 Automotive, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, BofA Securities, Inc., as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), and the guarantors listed in Schedule 2 thereto (collectively, the “Guarantors”), which provides for the sale by the Company of an additional $200,000,000 aggregate principal amount of its 4.000% Senior Notes due 2028 (the “New Notes”) to the Initial Purchasers (the “Offering”). The New Notes will be sold to investors at an offering price of 100.250% of the principal amount, which implies an effective yield to maturity of approximately 3.957%. The New Notes will be guaranteed on an unsecured senior basis (the “Guarantees”) by each of the Guarantors. The closing of the issuance and sale of the New Notes is expected to occur on October 21, 2021, subject to customary closing conditions.

The New Notes will be issued as additional notes under the indenture dated August 17, 2020, entered into among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company issued to the $550.0 million in aggregate principal amount of its 4.000% senior unsecured notes due 2028 (the “Initial Notes”). The New Notes will have identical terms as the Initial Notes, other than the issue date, and the New Notes and the Initial Notes will be treated as a single class of securities under the indenture.

The Company expects to receive net proceeds of $197.3 million from the Offering after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering to fund a portion of the consideration for the acquisition of substantially all of the assets or equity of the Prime Automotive Group (the “Prime Acquisition”) or, if the Prime Acquisition is not consummated, for general corporate purposes, which may include the repayment of existing indebtedness.

The New Notes and Guarantees will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the New Notes to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the New Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the New Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Relationships

Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is the administrative agent under the Company’s revolving credit facility and affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. In addition, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, will be the trustee under the indenture that will govern the notes. Wells Fargo Bank, National Association would also be the administrative agent and lender under the bridge loan facility (if the Company proceeds with borrowing under the bridge loan facility).

In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the Initial Purchasers or their affiliates has a lending relationship with us, certain of those Initial Purchasers or their affiliates routinely hedge, and certain other of those Initial Purchasers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Initial Purchasers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The Initial Purchasers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Item 8.01 – Other Events.

On October 6, 2021, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01 – Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated October 6, 2021, by and among Group 1 Automotive, Inc., BofA Securities, Inc., as representative of the Initial Purchasers listed in Schedule 1 thereto, and the guarantors listed in Schedule 2 thereto.

99.1	Press Release of Group 1 Automotive, Inc. dated as of October 6, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

Date: October 7, 2021	By:	/s/ Daniel McHenry
	Name:	Daniel McHenry
	Title:	Senior Vice President and Chief Financial Officer

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